Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-159563, 333-136109, 333-16905, 333-22749, 333-96393, 333-38626, 333-99749, 333-99751) of Forrester Research, Inc. of our report dated March 12, 2010 (except with respect to Note 11, as to which the date is March 11, 2011) relating to the 2009 consolidated financial statements of Forrester Research, Inc., which appears in this Form 10-K.

/s/ BDO USA, LLP

BDO USA, LLP (formerly known as BDO Seidman, LLP)

Boston, Massachusetts

March 9, 2012